Wiley Appoints Inder M. Singh to Board of Directors

HOBOKEN, N.J. December 16, 2021 –Wiley (NYSE:JWA)(NYSE:JWB), a global leader in research and education, today announced that Inder M. Singh, Chief Financial Officer and Executive Vice President of Arm Ltd., has joined the company’s Board of Directors.

Singh is highly experienced at executing strategies to accelerate growth, create shareholder value and leverage technology to disrupt traditional models. Since he joined Arm in 2019, his mandate has included rapidly helping develop and execute a winning financial strategy, creating a strong global team across finance, expanding the company’s capabilities with an extensive new Digital Finance Transformation, and leading a major public-company readiness program.  Singh also oversees the Company’s IT operations, procurement and cyber-security teams.

“Inder brings a unique blend of financial acumen and technology expertise to Wiley’s Board,” said Brian Napack, Wiley President and CEO. “His passion and his track record of executing winning strategies will help Wiley continue to accelerate its strategic focus as we endeavor to enable scientific discovery, power career-connected education and shape workforces.”

Prior to Arm, Singh served as Chief Marketing Officer and subsequently as Chief Financial Officer at Unisys, where he helped lead the company through both a major financial transformation and a major rebranding while sharpening the company’s focus on security solutions. Previously, Singh was a senior executive at Fortune 50 companies Cisco Systems, Comcast and AT&T, where he led key corporate functions including finance, SEC reporting, M&A, strategy, digital transformations and internal innovation. In addition, he has extensive Wall Street equity capital markets experience with Prudential Securities, Lehman Brothers and SunTrust and serves on the Board of financial services company Affinity FCU.

“I’m excited to serve Wiley and help it fulfill its mission of unlocking human potential,” said Singh. “I believe my extensive experience across finance, technology, and marketing strategy will allow me to offer a unique and valuable perspective to the Board of Directors as Wiley continues to innovate in research and education.”

Singh speaks multiple languages and grew up on four continents before completing his high school in the US.  He earned MS and BS degrees in engineering from Columbia University and an MBA in finance from New York University. He recently earned a certificate in Artificial Intelligence at Oxford University’s Said School of Business and has participated in entrepreneur mentoring to new start-ups. He has also served for over 15 years as an advisor on national security and other critical infrastructure matters in the US.

Singh will join other Directors including: Brian Napack; Jesse Wiley, Chairman of the Board; Mari Baker, former CEO of PlayFirst; George Bell, Senior Partner, Archer Venture Capital; Mariana Garavaglia, CPO of Peloton; Beth Birnbaum, former COO of PlayFab; David Dobson, CEO of Epiq; Laurie Leshin, President of Worcester Polytechnic Institute; Raymond McDaniel Jr., CEO of Moody’s Corporation; and William Pesce, former President and CEO of Wiley.

“For more than 200 years, Wiley has been an innovator, adapting to customers’ needs, forging success through the hard work of great people, determination, and ideation, all backed by a strong values-based culture,” said Jesse Wiley. “Inder’s diverse background and experience will provide unique perspectives that, with the rest of our Board’s, will help guide our transformation and journey focused on unlocking human potential through knowledge, learning and talent. I’m eager to hear his ideas as we work to drive even more impact with customers and in the market.”

About Wiley
Wiley is a global leader in research and education, unlocking human potential by enabling discovery, powering education, and shaping workforces. For over 200 years, Wiley has fueled the world’s knowledge ecosystem. Today, our high-impact content, platforms, and services help researchers, learners, institutions, and corporations achieve their goals in an ever-changing world. Visit us at Wiley.com, like us on Facebook, and follow us on Twitter and LinkedIn.